EXHIBIT 10.40 (f)
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

AMENDMENT No. 6 TO LETTER AGREEMENT DCT-015/2004

This Amendment No. 6 to Letter Agreement DCT-015/2004, dated as of October 18, 2005 (“Amendment No. 6”) relates to the Letter Agreement DCT-015/2004 (the “Letter Agreement”) between Embraer - Empresa Brasileira de Aeronáutica S.A. (“Embraer”) and Republic Airline Inc. (“Buyer”) dated March 19, 2004 and which concerns the Purchase Agreement DCT-014/2004 (the “Purchase Agreement”), as amended from time to time (collectively referred to herein as “Agreement”). This Amendment No. 6 is between Embraer and Buyer, collectively referred to herein as the “Parties”.

This Amendment No. 6 sets forth additional agreements between Embraer and Buyer relative to exercise of 5 Conditional Aircraft into 5 Firm Aircraft (as per Amendment No. 13 to the Purchase Agreement dated as of the date hereof), and [*].

Except as otherwise provided for herein all terms of the Letter Agreement shall remain in full force and effect. All capitalized terms used in this Amendment No. 6 that are not defined herein shall have the meaning given in the Letter Agreement. In the event of any conflict between this Amendment No. 6 and the Letter Agreement the terms, conditions and provisions of this Amendment No. 6 shall control.

NOW, THEREFORE, for good and valuable consideration which is hereby acknowledged Embraer and Buyer hereby agree as follows:
1.	Spare Parts Credit:

1.1	Article 1(ii) of the Letter Agreement shall be deleted and replaced by the following :

"(ii) Spare Parts Credit: Embraer will provide a spart parts (except for engines, engine related parts and APU), ground support equipment and test equipment credit of [*]. This [*] credit shall be made available to Buyer upon [*]. If for any reason [*], then [*] Buyer shall [*]. The [*] credit with respect to an Aircraft shall only be made available to Buyer in the event there is [*]. If [*] credit is not so made available to Buyer because [*] such credit shall be made available at such time thereafter [*]. Any portion of such credit which remains unused [*] shall be deemed to have been waived by Buyer, and no further compensation shall be due from Embraer to Buyer for such [*] credit(s). Such [*] credit(s) shall be applied [*]."

2. Aircraft

    2.1 [*]

3. [*]

    3.1 [*]

    3.2 [*]

4. Schedule 5

    4.1 Schedule 5 to the Letter Agreement is amended to [*]

    4.2 Schedule 5 to the Letter Agreement is amended to [*] and to [*]

    4.3 [*] of Schedule 5 to the Letter Agreement is amended by [*]

5. [*] Aircraft

For all purposes of the Purchase Agreement and the Letter Agreement (and the exhibits, schedules and attachments to either of the foregoing), the term [*] shall mean [*]

6. [*]

[*].

7. Miscellaneous

All other provisions of the Letter Agreement which have not been specifically amended or modified by this Amendment No. 6 shall remain valid in full force and effect without any change.
_____
*Confidential

CONFIDENTIAL

IN WITNESS WHEREOF, EMBRAER and BUYER, by their duly authorized officers, have entered into and executed this Amendment No. 6 to Letter Agreement to be effective as of the date first written above.

EMBRAER - Empresa Brasileira de Aeronáutica S.A.	REPUBLIC AIRLINE INC.

/s/ Horacio Aragones Forjaz	/s/ Bryan Bedford

Name: Horacio Aragones Forjaz Title: Executive Vice President Corporate Communication	Name: Bryan Bedford Title: President

/s/ Jose Luis D. Molina

Name: Jose Luis D. Molina Title: Director of Contracts - Airline Market
Date: October 18, 2005	Date: October 18, 2005
Place: San Jose Dos Campos, S.P.	Place: Indianapolis, IN

Witness: /s/ Fernando Bueno	Witness /s/ Lars-Erik Arnell
Name: Fernando Bueno	Name: Lars-Erik Arnell